UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2009

Centerplate, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	001-31904 (Commission file number)	13-3870167 (I.R.S. Employer
incorporation or organization)		Identification No.)
2187 Atlantic Street
Stamford, Connecticut 06902
(Address of principal executive offices)
(203) 975-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 1.01	Entry into a Material Definitive Agreement.
As previously reported, on January 23, 2009, Centerplate, Inc. (the “Company”) and The Bank of New York Mellon, as trustee, entered into the Supplemental Indenture, dated as of January 23, 2009 (the “Supplemental Indenture”), to the indenture dated as of December 10, 2003 (as amended, supplemented or otherwise modified up to and including January 23, 2009, the “Indenture”). The Supplemental Indenture was entered into in connection with the Company’s previously announced tender offer and related consent solicitation (the “Offer”) with respect to its 13.5% Senior Subordinated Notes due 2013 (the “Notes”). In connection with the expiration of the Company’s Offer and the completion of the Merger (as defined below), the proposed amendments contained in the Supplemental Indenture to the Indenture became operative.
Pursuant to the Offer, holders of approximately $73,200,198 of the outstanding principal amount of the Notes tendered their Notes and consented to the proposed amendments to the Indenture, representing approximately 61.2% of the approximately $119,596,334.10 outstanding principal amount of the Notes. The Company has accepted all of the tendered Notes for payment. As a result, each holder who tendered their Notes will receive $2.49 per Note, plus accrued and deferred interest, in exchange for such holder’s Notes. Any Notes not purchased in the Offer will remain outstanding and will entitle the holder to the rights specified in the Indenture as amended by the Supplemental Indenture.
The foregoing description is qualified in its entirety by reference to the Supplemental Indenture, which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2009 and is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On January 27, 2009, the Company merged with KPLT Mergerco, Inc. (“Merger Sub”), a wholly owned subsidiary of KPLT Holdings, Inc. (“Parent”), an affiliate of Kohlberg & Company, L.L.C. (“Kohlberg”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of September 18, 2008, by and among Parent, the Company and Merger Sub (the “Merger Agreement”) as amended by the Amendment to the Agreement and Plan of Merger dated as of December 23, 2008 (the “Merger Amendment”). In connection with the Merger, each share of common stock of the Company, par value $0.01 per share, was cancelled and converted into the right to receive $0.01 in cash, without interest.
The foregoing description of the Merger Agreement and Merger Amendment is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2008, and the Merger Amendment, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 24, 2008, both of which are incorporated into this Item 2.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.
Effective as of the closing of the Merger, the Company’s Income Deposit Securities have been automatically separated, and each share of outstanding common stock was cancelled and converted into the right to receive $0.01 in cash, without interest.

Item 5.01	Changes in Control of Registrant.
As a result of the Merger, the Company became a wholly owned subsidiary of Parent, an affiliate of Kohlberg. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for more information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, on January 27, 2009, all of the members of the Company’s Board of Directors resigned and the directors of Merger Sub became directors of the Company effective as of the closing of the Merger.

Item 8.01	Other Events.
On January 26, 2009, the Company issued a press release announcing the expiration of its cash tender offer to purchase up to 70% of its outstanding Notes and related consent solicitation to amend the Indenture under which the Notes were issued.
On January 27, 2009, the Company issued a press release announcing the completion of its previously announced Merger with an affiliate of Kohlberg.
A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated January 26, 2009.

99.2	Press Release, dated January 27, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 27, 2009

Centerplate, Inc.
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 26, 2009.

99.2	Press Release, dated January 27, 2009.